Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)
Oklahoma (State or other jurisdiction of incorporation or organization)		73-0382390 (I.R.S. Employer Identification Number)
321 N. Harvey, P.O. Box 321 Oklahoma City, Oklahoma 73101-0321 (405) 553-3000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PETER B. DELANEY
Chairman of the Board, President and Chief Executive Officer
Oklahoma Gas and Electric Company
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
ROBERT J. JOSEPH Jones Day 77 West Wacker Chicago, Illinois 60601 (312) 269-4176		JONATHAN A. KOFF Chapman and Cutler LLP 111 W. Monroe Street Chicago, Illinois 60603 (312) 845-2978

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                                    Accelerated filer ☐
          Non-accelerated filer ☒(Do not check if a smaller reporting company)           Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Notes	$700,000,000	100%(1)	$700,000,000	$27,510(2)

(1)      Estimated solely for purposes of calculating the registration fee.

(2)      Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the filing fee of $4,708 related to $40,000,000 principal amount of senior notes (the “Previously Registered Securities”) that were registered under registration statement no. 333-127843 (the “Prior Registration Statement”) filed on August 25, 2005 and have not yet been issued and sold will be applied to the filing fee for this registration statement. In accordance with Rule 415(a)(6), the Prior Registration Statement will be deemed terminated upon effectiveness of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JUNE 5, 2008

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

OKLAHOMA GAS AND ELECTRIC COMPANY

321 N. Harvey, P.O. Box 321

Oklahoma City, Oklahoma 73101-0321

(405) 553-3000

SENIOR NOTES

________________________

We may offer for sale from time to time in one or more issuances one or more series of unsecured senior notes. The senior notes are collectively referred to in this prospectus as the “Securities.” The aggregate initial offering price of the Securities that are offered will not exceed $700,000,000. We will offer the Securities in an amount and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms of these Securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement.

Prior to making a decision about investing in our Securities, you should consider carefully any risk factors contained in a prospectus supplement, as well as the risk sectors set forth in our most recently filed Annual Report on Form  10-K and other filings we may make from time to time with the SEC. See “Risk Factors” on page  2.

________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

________________________

The date of this prospectus is	, 2008.

You should rely only on the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you is accurate only as of the date on the front cover of those documents.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
FORWARD-LOOKING STATEMENTS	1
OKLAHOMA GAS AND ELECTRIC COMPANY	2
RISK FACTORS	2
USE OF PROCEEDS	2
RATIO OF EARNINGS TO FIXED CHARGES	2
DESCRIPTION OF SENIOR NOTES	3
BOOK-ENTRY SYSTEM	7
PLAN OF DISTRIBUTION	9
LEGAL OPINIONS	9
EXPERTS	9
WHERE YOU CAN FIND MORE INFORMATION	10

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, we may, from time to time over the next several years, sell the Securities described in this prospectus in one or more offerings up to a total dollar amount of $700,000,000. This prospectus provides you with a general description of the Securities we may offer. Each time we sell any of the Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” For more details, you should read the exhibits filed with the registration statement of which this prospectus is a part. In this prospectus, “we,” “us,” “our” and “our company” refer to Oklahoma Gas and Electric Company.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are not historical fact and constitute “forward-looking statements.” Such forward-looking statements are intended to be identified by the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “objective”, “plan”, “possible”, “potential”, “project” and similar expressions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

•	general economic conditions, including the availability of credit, the impact on capital expenditures and actions of rating agencies;
•	our ability and the ability of our parent, OGE Energy Corp., to obtain financing on favorable terms;
•	prices and availability of electricity, coal and natural gas;
•	business conditions in the energy industry;
•	competitive factors, including the extent and timing of the entry of additional competition in the markets we serve;
•	unusual weather;
•	availability and prices of raw materials for current and future construction projects;
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federal or state legislation and regulatory decisions (including the approval of regulatory filings related to the proposed acquisition of the Redbud power plant) and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters our markets;

•	environmental laws and regulations that may impact our operations;
•	changes in accounting standards, rules or guidelines;
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the discontinuance of regulated accounting principles under Financial Accounting Standards Board Statement of Financial Accounting Standard (“SFAS”) No. 71, “Accounting for the Effects of Certain Types of Regulation”;

•	creditworthiness of suppliers, customers and other contractual parties; and
•	other risk factors listed from time to time in the reports we file with the SEC.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained or incorporated by reference in this prospectus will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties are discussed in more detail under “Business,” “Risk Factors, “ “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2007 and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information.” We may also describe additional risk factors in the applicable prospectus supplement.

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OKLAHOMA GAS AND ELECTRIC COMPANY

We generate, transmit, distribute and sell electric energy in Oklahoma and western Arkansas. We are subject to regulation by the Oklahoma Corporation Commission, the Arkansas Public Service Commission and the Federal Energy Regulatory Commission. We are a wholly-owned subsidiary of OGE Energy Corp., which is an energy and energy services provider offering physical delivery and related services for both electricity and natural gas primarily in the south central United States. We were incorporated in 1902 under the laws of the Oklahoma Territory. We are the largest electric utility in Oklahoma, and our franchised service territory includes the Fort Smith, Arkansas area. We sold our retail gas business in 1928 and are no longer engaged in the gas distribution business.

We own and operate an interconnected electric generation, transmission and distribution system, which includes nine generating stations with a total capability of 6,229 megawatts. We furnish retail electric service in 269 communities and their contiguous rural and suburban areas. During 2007, five other communities and two rural electric cooperatives in Oklahoma and western Arkansas purchased electricity from us for resale. Our service area covers approximately 30,000 square miles in Oklahoma and western Arkansas, including Oklahoma City, the largest city in Oklahoma, and Fort Smith, Arkansas, the second largest city in that state. Of the 269 communities that we serve, 243 are located in Oklahoma and 26 are located in Arkansas. We derived approximately 88% of our total electric operating revenues for the year ended December 31, 2007 from sales in Oklahoma and the remainder from sales in Arkansas.

RISK FACTORS

An investment in our Securities involves risk. Prior to making a decision about investing in our Securities, you should carefully consider any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” and other filings we may make from time to time with the SEC. Such factors could affect actual results and cause results to differ materially from those expressed in any forward-looking statements made by or on our behalf. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.

USE OF PROCEEDS

Unless we indicate otherwise in any applicable prospectus supplement or other offering materials, we intend to add the net proceeds from the sale of the Securities to our general funds and to use those proceeds for general corporate purposes, including capital expenditures, repayment of short-term debt and refunding of long-term debt at maturity or otherwise. The specific use of the proceeds of a particular series of the Securities will be described in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

(unaudited)

	Twelve Months Ended March 31, 2008	Three Months Ended March 31, 2008	Year Ended December 31,
			2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges	4.20	0.08	4.78	4.43	4.44	4.76	5.11

As noted above, our ratio of earnings to fixed charges for the three months ended March 31, 2008 is a deficiency as it is less than one-to-one coverage. The amount of the deficiency was approximately $19.0 million for the three months ended March 31, 2008. Due to normal seasonal fluctuations within our business and other factors, our operating results for the three months ended March 31, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008 or for any future period.

For purposes of computing our ratio of earnings to fixed charges, (1) earnings consist of pre-tax income (excluding interest related to FIN 48 liabilities) plus fixed charges, less allowance for borrowed funds used during construction; and (2) fixed charges consist of interest on long-term debt (excluding interest related to FIN 48

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liabilities), related amortization, interest on short-term borrowings and a calculated portion of rents considered to be interest.

Assuming that our variable interest rate debt continues at interest rates in effect on March 31, 2008, the annual interest requirement on our long-term debt outstanding at March 31, 2008 was approximately $60.0 million.

DESCRIPTION OF SENIOR NOTES

The description below contains summaries of selected provisions of the indenture under which our Securities will be issued. These summaries are not complete. The indenture applicable to our Securities has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of indebtedness under the indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not under this registration statement. As of March 31, 2008, there were seven series of senior notes, aggregating $910.0 million in principal amount, outstanding under the Indenture (as defined below).

The Securities will be represented either by global securities registered in the name of The Depository Trust Company (“DTC”), as depository (“Depository”), or its nominee, or by securities in certificated form issued to the registered owners, as described in the applicable prospectus supplement. See “Book-Entry System” in this prospectus.

General

We may issue the Securities in one or more new series under an indenture dated as of October 1, 1995 between us and UMB Bank, N.A., as successor trustee (the “Trustee”). This indenture, as previously supplemented by supplemental indentures and as to be supplemented by a new supplemental indenture for each series of Securities, is referred to in this prospectus as the “Indenture.”

The Securities will be unsecured obligations and will rank on a parity with our other unsecured indebtedness, including other senior notes previously issued under the Indenture and senior notes issued under the Indenture subsequent to the issuance of the Securities. We refer in this prospectus to securities issued under the Indenture, whether previously issued or to be issued in the future, including the Securities, as the “Notes.” The amount of Notes that we may issue under the Indenture is not limited.

The Securities may be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of Securities will specify:

•	the title, aggregate principal amount and offering price of that series of Securities;
•	the interest rate or rates, or method of calculation of the rate or rates, on that series, and the date from which the interest will accrue;
•	the dates on which interest will be payable;
•	the record dates for payments of interest;
•	the date on which the Securities of that series will mature;
•	any redemption terms;

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the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of that series may be repaid, in whole or in part, at the option of the holder thereof; and

•	other specific terms applicable to the Securities of that series.

Any special United States federal income tax considerations applicable to Securities sold at an original issue discount and any special United States federal income tax or other considerations applicable to any Securities that are denominated in a currency other than United States dollars will be described in the prospectus supplement relating to that series of Securities.

Unless we indicate otherwise in the applicable prospectus supplement, the Securities will be denominated in United States dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Unless we indicate otherwise in the applicable prospectus supplement, there will be no provisions in the Indenture or the Securities that require us to redeem, or permit the holders to cause a redemption or repurchase of, the Securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of our company. However, any change in control transaction that involves the incurrence of substantial additional long-term indebtedness by us could require approval of state utility regulatory authorities and, possibly, of federal utility regulatory authorities.

Registration, Transfer And Exchange

Securities of any series may be exchanged for other Securities of the same series of any authorized denominations and of a like aggregate principal amount and kind. (Section 2.06 of the Indenture.)

Unless we indicate otherwise in the applicable prospectus supplement, Securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained for that purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Any transfer or exchange will be effected upon the Trustee’s satisfaction with the documents of title and indemnity of the person making the request. (Sections 2.06 and 2.07 of the Indenture.)

The Trustee will not be required to exchange or register a transfer of any Securities of a series that is selected, called or being called for redemption except, in the case of any Security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.06 of the Indenture.) See “Book-Entry System” in this prospectus.

Payment and Paying Agents

Principal, interest and premium, if any, on Securities issued in the form of global securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on Securities that are in the form of certificated securities will be paid by check mailed to the holder at that holder’s address as it appears in the register for the Securities maintained by the Trustee; however, a holder of $10,000,000 or more of Notes having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States, if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable record date. (Section 2.12 of the Indenture.) Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on Securities in the form of certificated securities will be payable in immediately available funds at the office of the Trustee upon presentation of the Securities. (Section 2.12 of the Indenture.)

All monies paid by us to a paying agent for the payment of principal, interest or premium on any Securities that remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holders of those Securities may thereafter look only to us for payment of that principal, interest or premium. (Section 5.04 of the Indenture.)

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Events of Default

The following are events of default under the Indenture:

•	default in the payment of principal and premium, if any, on any Note issued under the Indenture when due and payable and continuance of that default for a period of 5 days;
•	default in the payment of interest on any Note issued under the Indenture when due and continuance of that default for 30 days;
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default in the performance or breach of any of our other covenants or warranties in the Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company.

(Section 8.01 of the Indenture.)

Acceleration of Maturity. If an event of default occurs and is continuing, either the Trustee or the holders of a majority in principal amount of the outstanding Notes may declare the principal amount of all Notes to be due and payable immediately. At any time after an acceleration of the Notes has been declared, but before a judgment or decree of the immediate payment of the principal amount of the Notes has been obtained, if we pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the Notes. (Section 8.01 of the Indenture.)

Indemnification of Trustee. The Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless the holders have offered reasonable security to the Trustee. (Section 9.02 of the Indenture.) The holders of a majority in principal amount of the outstanding Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, relating to the Notes.

Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding Notes generally will be able to waive any past default or event of default except a default in the payment of principal, premium or interest on the Notes. (Section 8.07 of the Indenture.) Each holder has the right to institute a proceeding relating to the Indenture, but this right is subject to conditions precedent specified in the Indenture. (Section 8.04 of the Indenture.)

Notice of Default. The Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on the Notes, however, the Trustee may withhold notice if it determines in good faith that it is in the interest of holders to do so. (Section 8.08 of the Indenture.) We are required to deliver to the Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Indenture. (Section 6.06 of the Indenture.)

Modification

Unless we indicate otherwise in the applicable prospectus supplement, we and the Trustee may modify and amend the Indenture and the Securities from time to time. Depending upon the type of amendment, we may not need the consent or approval of any of the holders of the Notes, or we may need either the consent or approval of the holders of a majority in principal amount of the outstanding Notes or the consent or approval of each holder affected by the proposed amendment.

We will not need the consent of the holders for the following types of amendments:

•	adding to our covenants for the benefit of the holders or surrendering a right given to us in the Indenture;
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•	adding security for the Notes; or
•	making various other modifications, generally of a ministerial or immaterial nature. (Section 13.01 of the Indenture.)

We will need the consent of the holders of each outstanding Note affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date or redemption date of any Note;
•	a reduction in the interest rate or extension of the time of payment of interest;
•	a reduction in the principal amount of any Note, the interest or premium payable on any Note, or the amount of principal that could be declared due and payable prior to the stated maturity;
•	a change in the currency of any payment of principal, premium or interest on any Note;
•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any Note;
•	a reduction in the percentage of outstanding Notes necessary to consent to the modification or amendment of the Indenture; or
•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding Notes necessary to waive any past default. (Section 13.02 of the Indenture.)

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding Notes.

Defeasance and Discharge

We may be discharged from all obligations relating to the Notes and the Indenture (except for specified obligations such as obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes and maintain paying agencies) if we irrevocably deposit with the Trustee, in trust for the benefit of holders of Notes, money or United States government obligations, or any combination thereof, sufficient to make all payments of principal, premium and interest on the Notes on the dates those payments are due. To discharge those obligations, we must deliver to the Trustee an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the Indenture. If we discharge our obligations as described above, the holders of Notes must look only to the funds deposited with the Trustee, and not us, for payments on the Notes. (Section 5.01 of the Indenture.)

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and any premium on all the Notes and our obligation to perform every covenant in the Indenture that we are supposed to perform or observe. Upon any merger, sale or transfer of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Indenture with the same effect as if the successor corporation had been named as us in the Indenture, and we will be released from all obligations under the Indenture. The Indenture defines all or substantially all of our assets as being 50% or more of our total assets as shown on our balance sheet as of the end of the prior year and specifically permits any sale, transfer or conveyance during a calendar year of less than 50% of our total assets without the consent of the holders of the Notes. (Sections 12.01 and 12.02 of the Indenture.)

Unless we indicate otherwise in the applicable prospectus supplement, the Indenture will not contain any financial or other similar restrictive covenants or restrict our ability to issue secured debt or grant liens on assets.

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No Limitations on Liens or Sale and Leaseback Transactions

As of March 31, 2008, we had seven series of our Notes issued under the Indenture outstanding in the aggregate principal amount of $910.0 million. Although subject to earlier redemption at our option, the outstanding Notes mature between January 15, 2016 and February 1, 2038. Several of these series of our Notes have provisions that limit (subject to certain exceptions) our ability to issue secured debt unless, at the time the secured debt is issued, we also equally secure such outstanding Notes. Unless otherwise specified in the applicable prospectus supplement, the Securities offered hereby will not contain this provision. As a result, if in the future we were to issue secured debt, the outstanding series of Notes containing such limitation would also become secured. In such case, the Securities offered hereby would be effectively subordinated to the secured debt. There is no limit on the amount of debt that we may issue and, in the future, we may issue debt that includes provisions similar to those applicable to the outstanding Notes discussed above.

In addition, although some of our other Notes also have provisions that limit our ability to enter into sale and lease-back transactions, unless otherwise specified in the applicable prospectus supplement, the Securities offered hereby will not contain this provision.

Resignation or Removal of Trustee

The Trustee may resign at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until a successor trustee has been appointed. (Section 9.10 of the Indenture.)

The holders of a majority in principal amount of the outstanding Notes may remove the Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Trustee upon (1) notice to the Trustee and the holder of each Note outstanding under the Indenture and (2) appointment of a successor Trustee. (Section 9.10 of the Indenture.)

Concerning the Trustee

UMB Bank, N.A. is the Trustee under the Indenture. We and our affiliates maintain banking relationships with the Trustee in the ordinary course of business. The Trustee also acts as trustee for some of our other securities and securities of our affiliates.

BOOK-ENTRY SYSTEM

Unless we indicate otherwise in the applicable prospectus supplement, The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the Securities. The Securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for each issue of Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The

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 Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices with respect to any Securities shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co., nor any other DTC nominee, will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s Issuing/Paying Agent General Operating Procedures, or the “MMI Procedures.” Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and interest payments on the Securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested

8

by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter take any responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We intend to sell the Securities offered by this prospectus to or through underwriters or dealers and may also sell the Securities directly to a limited number of institutional purchasers or through agents, as described in the prospectus supplement relating to an issue of Securities. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of the Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any person who may be deemed to be an underwriter will be identified, and any compensation received from us will be described in the prospectus supplement.

Under agreements into which we may enter in connection with the sale of Securities, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933.

LEGAL OPINIONS

Legal opinions relating to the Securities will be rendered by our counsel, Rainey, Ross, Rice & Binns, P.L.L.C., Oklahoma City, Oklahoma, and Jones Day, Chicago, Illinois. Rainey, Ross, Rice & Binns, P.L.L.C. will pass on matters pertaining to local laws and as to these matters other counsel will rely on their opinions.

As of May 31, 2008, Mr. Hugh D. Rice, of counsel to Rainey, Ross, Rice & Binns, P.L.L.C., owned a beneficial interest of approximately 3,000 shares of common stock of our parent company, OGE Energy Corp.

Certain legal matters will be passed upon for any underwriters, dealers or agents named in a prospectus supplement by Chapman and Cutler LLP, Chicago, Illinois, or such other underwriters’ counsel as may be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Oklahoma Gas and Electric Company appearing in Oklahoma Gas and Electric Company’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including the schedule appearing therein), and the effectiveness of Oklahoma Gas and Electric Company’s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as

9

set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained or incorporated by reference in this prospectus. We incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007;
•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2008; and
•	Our Current Reports on Form 8-K, filed with the SEC on January 10, 2008, January 25, 2008 and January 31, 2008.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after (1) the date of the filing of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement and (2) the date of this prospectus until we sell all of the Securities.

We are not required to, and do not, provide annual reports to holders of our Securities unless specifically requested by a holder.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Oklahoma Gas and Electric Company

321 N. Harvey, P.O. Box 321

Oklahoma City, Oklahoma 73101-0321

(405) 553-3000

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PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below is an estimate of the approximate amount of our fees and expenses (other than underwriting discounts and commissions) in connection with the issuance of the Securities:

Amount to Be Paid
Registration fee under the Securities Act of 1933	$ 27,510
Fees of rating agencies*	333,075
Printing and engraving*	20,000
Accounting services*	50,000
Legal fees of company counsel*	50,000
Trustee’s charges*	15,000
Expenses and counsel fees for qualification or registration of the Securities under state securities laws*	10,000
Miscellaneous, including traveling, telephone, copying, shipping, and other out-of-pocket expenses*	9,415

Total	$ 515,000

_______________________

*	Estimated. Actual amounts to be determined from time to time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 1031 of the Oklahoma General Corporation Act provides that we may, and in some circumstances must, indemnify our directors and officers against liabilities and expenses incurred by them as a result of serving in that capacity, subject to some limitations and conditions set forth in the statute. Substantially similar provisions that require indemnification are contained in our Restated Certificate of Incorporation, which is filed as Exhibit 3.01 to our Registration Statement No. 33-59805 and incorporated herein by this reference. Our Restated Certificate of Incorporation also contains provisions limiting the liability of our directors and officers in some instances. We have an insurance policy covering our directors and officers against specified personal liability, which may include liabilities under the Securities Act of 1933, as amended. The form of Underwriting Agreement filed as Exhibit 1.01 includes provisions requiring the underwriters to indemnify our directors and officers in some circumstances.

ITEM 16. EXHIBITS.

1.01	Form of Underwriting Agreement.
4.01

Indenture dated as of October 1, 1995 between Oklahoma Gas and Electric Company and UMB Bank, N.A., as successor trustee (Filed as Exhibit 4.30 to Oklahoma Gas and Electric Company’s Form S-3 Registration Statement, File No. 333-02319, and incorporated by reference herein).

4.02

Supplemental Indenture No. 1 dated as of October 16, 1995, being a supplemental instrument to Exhibit 4.01 hereto (Filed as Exhibit 4.01 to Oklahoma Gas and Electric Company’s Form 8-K Current Report, File No. 001-01097, dated October 23, 1995, and incorporated by reference herein).

4.03

Supplemental Indenture No. 2 dated as of July 1, 1997, being a supplemental instrument to Exhibit 4.01 hereto (Filed as Exhibit 4.01 to Oklahoma Gas and Electric Company’s Form 8-K Current Report, File No. 033-01532, dated July 15, 1997, and incorporated by reference herein).

4.04	Supplemental Indenture No. 3 dated as of April 1, 1998, being a supplemental instrument to Exhibit 4.01 hereto (Filed as Exhibit 4.01 to Oklahoma Gas and Electric Company’s Form 8-K Current Report, File

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No. 033-01532, dated April 13, 1998, and incorporated by reference herein).
4.05

Supplemental Indenture No. 4 dated as of October 15, 2000, being a supplemental instrument to Exhibit 4.01 hereto (Filed as Exhibit 4.02 to Oklahoma Gas and Electric Company’s Form 8-K Current Report, File No. 033-01532, dated October 18, 2000, and incorporated by reference herein).

4.06

Supplemental Indenture No. 5 dated as of October 24, 2001, being a supplemental instrument to Exhibit 4.01 hereto (Filed as Exhibit 4.06 to Oklahoma Gas and Electric Company’s Form S-3 Registration Statement, File No. 333-104615, and incorporated by reference herein).

4.07

Supplemental Indenture No. 6 dated as of August 1, 2004 being a supplemental instrument to Exhibit 4.01 hereto (Filed as Exhibit 4.02 to Oklahoma Gas and Electric Company’s Form 8-K, File No. 001-01097, dated August 4, 2004, and incorporated by reference herein).

4.08

Supplemental Indenture No. 7 dated as of January 1, 2006 being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.08 to Oklahoma Gas and Electric Company’s Form 8-K, File No. 001-01097, dated January 4, 2006 and incorporated by reference herein)

4.09

Supplemental Indenture No. 8 dated as of January 15, 2008 being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.01 to Oklahoma Gas and Electric Company’s Form 8-K, File No. 0001-01097, dated January 28, 2008 and incorporated by reference herein)

4.10	Form of Supplemental Indenture for each series of Securities, being a supplemental instrument to Exhibit 4.01 hereto.
5.01	Opinion of counsel as to legality of the Securities.
12.01	Statement of computation of ratio of earnings to fixed charges.
23.01	Consent of independent registered public accounting firm.
23.02	Legal counsel’s consent (Included in Exhibit 5.01).
24.01	Power of attorney.
25.01	Form T-1 Statement of Eligibility of UMB Bank, N.A., to act as Trustee under the Indenture.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

(a) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(b) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement

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made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City and State of Oklahoma on the 5th day of June, 2008.

OKLAHOMA GAS AND ELECTRIC COMPANY

By: /s/ James R. Hatfield
James R. Hatfield Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter B. Delaney
Peter B. Delaney	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 5, 2008
/s/ James R. Hatfield
James R. Hatfield	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 5, 2008
/s/ Scott Forbes
Scott Forbes	Controller and Chief Accounting Officer (Principal Accounting Officer)	June 5, 2008
*
Luke R. Corbett	Director	June 5, 2008
*
John D. Groendyke	Director	June 5, 2008
*
Kirk Humphreys	Director	June 5, 2008
*
Robert Kelley	Director	June 5, 2008
*
Linda P. Lambert	Director	June 5, 2008
*
Robert O. Lorenz	Director	June 5, 2008

Signature	Title	Date
*
Leroy C. Richie	Director	June 5, 2008
*
J. D. Williams	Director	June 5, 2008

*By: /s/ James R. Hatfield James R. Hatfield (Attorney-in-Fact)		June 5, 2008

EXHIBIT INDEX

1.01	Form of Underwriting Agreement.
4.10	Form of Supplemental Indenture for each series of Securities, being a supplemental instrument to Exhibit 4.01 hereto.
5.01	Opinion of counsel as to legality of the Securities.
12.01	Statement of computation of ratio of earnings to fixed charges.
23.01	Consent of independent registered public accounting firm.
23.02	Legal counsel’s consent (Included in Exhibit 5.01).
24.01	Power of attorney.
25.01	Form T-1 Statement of Eligibility of UMB Bank, N.A., to act as Trustee under the Indenture.